Ameris Bancorp

1st Quarter 2015 Earnings Presentation

Edwin W. Hortman, Jr. - President & CEO
Dennis J. Zember, Jr. – EVP & CFO

Ameris Bancorp

Cautionary Statements

This presentation contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management of Ameris Bancorp (the "Company") uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tangible common equity and Tier 1 capital ratios are non-GAAP measures. The Company calculates the Tier 1 capital using current call report instructions. The Company's management uses these measures to assess the quality of capital and believes that investors may find them useful in their evaluation of the Company. These capital measures may, or may not be necessarily comparable to similar capital measures that may be presented by other companies.

This presentation may contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company's periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company's results of operations and financial condition.

Corporate Profile

- Headquartered in Moultrie, Georgia
- Founded in 1971 as American Banking Company
- Historically grown through acquisitions of smaller banks in areas close to existing operations
- Recent growth through mergers with Coastal Bankshares, Prosperity Banking Company and 10 FDIC-assisted transactions
- Four state footprint with 72 offices



Charlotte
Nashville
Greenville
Columbia
Atlanta
Augusta
Beaufort
Macon
Savannah
Montgomery
Tifton
Albany
HEADQUARTERS
MOULTRIE, GA
Valdosta
Dothan
Tallahassee
Mobile
Gainesville
Panama City
Orlando
Tampa

Experienced Management Team

Name, Position	Experience *(Banking / Ameris)*
Edwin W. Hortman Jr. Chief Executive Officer	*34/16*
Andrew B. Cheney EVP & Chief Operating Officer	38/6
Dennis J. Zember Jr. EVP & Chief Financial Officer	21/10
Jon S. Edwards EVP & Chief Credit Officer	29/15
Stephen A. Melton EVP, Chief Risk Officer	33/3
Cindi H. Lewis EVP, Chief Administrative Officer	36/36
James A. LaHaise EVP, Specialty Lending	27/1

Management and Board Ownership of Approximately 7%

Current Focus

Manage Stronger ROA's (over 1.15%) and ROTCE (over 15%) to support M&A activities

- Current earnings produce 15%+ ROTCE.
- Sustain double digit loan and deposit growth, particularly in larger MSA markets.
- Manage Mortgage and SBA lines of business for meaningful addition to ROA and ROTCE.
- Continue to drive efficiency to our 60% target.

Complete recently announced acquisitions and achieve the metrics we have targeted

- 18 Branches from Bank of America in our existing footprint
- Merchants & Southern Bank, (Gainesville, Florida) – largest community bank in the market.
- Over 15% accretive to 2016 earnings, approximately 4.4% accretive to TBV
- Metrics achieved primarily through deployment of excess liquidity over the next 4 years

Pending Acquisition Updates

Bank of America Branches

- Announced acquisition covering $866.9 million in deposits
- Regulatory approvals received, Anticipated closure date of June 12, 2015
- Stable Deposit Levels - Most recent update shows approximately $820 million in total deposits (down 5.4%) vs. management estimate of 10%
- Build out of Ameris Bank customer care center and information technology systems underway (21 staffin call centers, 10 staff on I/T side)
- Very confidenti n incremental revenues from investing the excess funds

Merchants & Southern Bank

- $400 million acquisition in Gainesville, FL
- Regulatory approvals received, Anticipated closure date of May 22, 2015
- Currently recruiting for Treasury, SBA and Mortgage sales staff
- Estimated conversion date in September, 2015

Expected Impacts to ABCB

- More than 15% accretive to 2016 EPS with conservative assumptions and low execution risk
- Along with supporting capital raise, accretive to TBV by approximately 4.5%
- Increases total assets by approximately $1.25 billion
- Increases the Company's concentration in low or no cost deposits

1st Quarter Operating Results

	1Q15	4Q14	1Q14
Interest Income before Accretion	39,271	40,620	35,193
Accretion income	3,097	4,280	2,680
Interest Expense	3,536	3,893	3,389
Net Interest Income	38,832	41,007	34,484
Provision for loan losses	1,069	888	1,726
Non-Interest Income	17,575	16,362	12,754
Core Operating Expenses (1)	37,651	36,376	30,599
Credit Costs	3,161	5,290	2,190
Merger-related expenses	15	67	450
Income before taxes	14,511	14,748	12,273
Income tax expense	4,747	4,167	3,923
Preferred Dividends	-	-	286
Net Income available to common shareholders	9,764	10,581	8,064
Earnings Per Share	$0.32	$0.39	$0.32
Average Diluted Common Shares	30,796	27,090	25,573

(1) - core operating expenses excludes merger and credit costs seen elsewhere
(2) - includes changes in legacy loans and purchased, non-covered loans

- Net Income of $9.8 million, up 21.1% vs. 1Q14
- Earnings per share of $0.32 per diluted share, flat against 1Q 14 as a result of common raise in 1Q15
- Total Revenue increased 18.4% vs. year ago period
- Non-interest income, driven by mortgage success, increased 37.8% to $17.6 million
- Core Operating Expenses up 23.0% vs. 1Q14
- Credit related costs of $3.1 million vs. $2.2 million in 1Q14
- Loan growth of 12% annualized in 1Q15(2) vs. linked quarter
- NIB deposit growth of 38.4% vs. 1Q14; Growth in 1Q of $127.7 million or 15.2% vs. linked quarter
- Tangible Book Value per share of $13.01 per share ($11.74 proforma for pending acquisitions)
- Tangible Common Equity to Tangible Assets ratio of 10.26% (7.04% proforma for pending acquisitions)

Revenues – 1Q15



Net Interest Income (TE) before Accretion
(in millions)
$40.0
$30.0
$20.0
$10.0
$26.2
$27.7
$27.9
$27.2
$34.8
$33.1
$36.7
$37.2
$36.2
1Q 13
3Q 13
1Q 14
3Q 14
1Q 15

- Average loans outstanding slightly lower in 1Q15 vs 4Q14
- Finished the 1Q15 with strong production and going into 2Q15 with 5% more average loans than in 1Q; Expect a rebound in loan revenues
- Production increased 30% in 1Q15 to $407.3 million compared to $295.7 million in 4Q14

Decline in Net Interest Margin ("NIM") relates the following:

1. Heavier concentration in S/T assets resulting from capital raise (10bps)
2. Lower yields on loans, partially offset by lower cost of funds
3. Lower loan yields resulting from more focus on variable rate loans, as well as success with municipal lending

Proforma NIM with pending acquisitions:

Initial NIM with heavier concentration in securities – **3.70%**

Target NIM (by 4Q16) with equal weight in loans/securities – **3.90%**



Net Interest Margin - Ex Accretion
5.0%
4.5%
4.0%
3.5%
3.0%
4.39%
4.64%
4.53%
4.10%
4.57%
4.32%
4.17%
4.17%
4.05%
1Q 13
3Q 13
1Q 14
3Q 14
1Q 15

Non-Interest Income – 1Q15



2.0%
Net Interest Income as a % of Average Assets
1.5%
1.0%
1.58%
1.61%
1.75%
1.57%
1.45%
1.81%
1.80%
1.63%
1.72%
1Q 13
3Q 13
1Q 14
3Q 14
1Q 15

- Service charges in 1Q15 up 15.1% over 1Q14
- Mortgage non-interest income in 1Q15 up 59.5% over 1Q14
- SBA non-interest income in 1Q15 up 300% over 1Q14
- Pending acquisitions had approximately 1.60% non-interest income to average assets in 2014 but had very little in Mortgage or SBA income

- Mortgage and SBA net income totaled $3.1 million in 1Q15 vs. $2.3 million in 4Q14 and $1.1 million 1Q14; Net income increasing more than 2x the growth rate in revenue; Highly profitable divisions focused on more than just revenue growth

	1Q15	4Q14	1Q14
Mortgage production (000's)	188,296	197,227	130,934
Mortgage GOS [1] - retail	4.04%	4.19%	3.82%
Open Pipeline	110,856	57,005	75,201
SBA Production:	17,100	12,300	6,800
SBA sold loans	9,100	13,900	1,600
SBA GOS %	12%	12%	11%
SBA Pipeline	67,000	57,900	18,200

1 – GOS – "gain on sale" of loans



$14.0
Mortgage and SBA Revenues
(in millions)
$11.0
$8.0
$5.0
$2.0
$6.9
$6.4
$5.9
$5.6
$6.9
$10.3
$12.0
$10.7
$11.8
1Q 13
3Q 13
1Q 14
3Q 14
1Q 15

Expenses – 1Q15



Core Operating Expenses (1)
(in millions)
$40.0
$30.0
$20.0
$10.0
$0.0
$24.0
$24.3
$25.4
$28.0
$30.6
$31.6
$34.8
$36.4
$37.7
1Q 13
3Q 13
1Q 14
3Q 14
1Q 15

- 1Q15 includes approximately $1.4 million that we do not believe will be recurring in 2Q15 (detailed on following slide)
- Core Opex in 1Q15 as a percentage of Assets is about flat compared to 1Q14; Rapid growth in assets (approximately 25% per year over last 5 years including pending acquisitions) has been challenging to manage efficiently
- Confident that our systems are adequate to allow for meaningful efficiency improvements with BofA and M&S acquisitions

- Improvement in credit costs against the 4Q14 but negative when compared to 1Q14
- NPAs down 5.0% in 1Q15 compared to 4Q14
- Net charge-offs of 0.08% in 1Q15 vs. 0.31% in YTD 14
- Elevated costs in the 1Q15 driven by legal fees and related costs associated with bankruptcies on several larger problem assets
- Current efforts center on a pool of assets totaling approximately $25 million that we believe we can move with little to no cumulative loss



Problem loan & OREO Expense
(in millions)
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$4.8
$2.3
$3.0
$5.3
$2.2
$2.8
$3.2
$5.3
$3.2
1Q 13
3Q 13
1Q 14
3Q 14
1Q 15

1 – Core operating expenses exclude Problem loan and OREO costs as well as merger-related charges

Expenses – 1Q15

Expense	1Q15	Change compared to: 4Q14	1Q14	
Salaries total	$14,013	$440	$1,759	Coastal Salaries are approximately $1.37 million, remainder is build-out in I/T and customer care centers
Incentive & FICA	3,242	1,158	1,431	Includes $900k of FICA on 2015 bonuses; Not recurring in 2Q15; Increase over 1Q14 relates also to higher incentive accrual by $1.25 million
Mortgage Expense	6,249	292	1,442	Growth against 4Q14 and 1Q14 relates to growth in revenue and profitability in the Mortgage division; Earnings up 166%, expenses up only 30%
SBA Expenses	705	(335)	305	Growth relates to continued recruiting and build out of this division and higher commissions tied to higher levels of production
DP & IT	4,260	31	806	Relates to Coastal acquisition and quicker adoption of E-banking services offset by fee income; Renegotiated contract in 1Q, expect $400k in 2Q15 of savings
FDIC Insurance	783	(133)	220	Growth relates to Coastal acquisition
Occupancy	4,554	(163)	490	Partially the result of Coastal acquisition but also includes $90,000 of equipment write-off related to upgraded I/T
Printing & Postage	$1,060	($3)	$267	Higher due to preparation for pending acquisitions (forms, notices, etc.)

Loans – 1Q15



Legacy & PNC (1) Loans Outstanding
(in billions)
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$1.49
$1.56
$1.59
$2.07
$2.13
$2.47
$2.52
$2.56
$2.64
1Q 13
3Q 13
1Q 14
3Q 14
1Q 15

- 1Q15 Loans outstanding increased 12% annualized against the 4Q14
- Pipelines going into 2Q15 are strong; We anticipate a faster growth rate in loans and are confident that we can achieve the 15% growth rate that we assumed in our acquisition assumptions
- Municipal loan outstandings increased 30.1% annualized during the quarter; Overall portfolio yields 4.69% with a 6.9 year average life
- Mortgage warehouse increased 51.6% during the quarter (annualized) with a combined yield[2] of 5.65%

- Total Loan Production in 1Q15 up 38% against 4Q14 levels; Yields steady to increasing with acceptable mix of fixed / floating
- Shorter average life on our fixed rate credits
- Production in 1Q15 up 30% against 1Q14

Loan Production Details

Period	Fixed Rate (2)		Variable Rate (2)		Total	
1Q15	$ 300.2	4.72%	$ 107.1	4.52%	$ 407.3	4.67%
4Q14	$ 152.2	4.88%	$ 143.4	4.16%	$ 295.7	4.53%
1Q14	$ 236.5	4.88%	$ 77.2	4.64%	$ 313.8	4.82%

1 – PNC – purchased, non-covered loans.
2 – combined yield includes transaction fees and interest earned.

Deposits – 1Q15



NIB Demand Deposits
(in millions)
$1,200
$800
$400
$0
$491
$475
$476
$669
$699
$791
$817
$839
$967
1Q 13
3Q 13
1Q 14
3Q 14
1Q 15

- Growth rate in NIB deposits continues to be strong; 1Q15 growth in NIB deposits totaled $268 million or 38.3% over 1Q14
- 26% of the growth from the Coastal Bank acquisition
- 74% of the growth from internal sales efforts on consumer and commercial sales
- Proforma NIB deposits after the pending acquisitions are $1.25 billion or 27.2% of total proforma deposits

- Non-rate sensitive deposits continue to climb, now at 53.1%
- Continued aggressive effort to grow non-rate sensitive balances ahead of a potential rate movement
- Proforma non-rate sensitive deposits with the two acquisitions increase to $2.44 billion and 52.9% of total deposits



Non-Rate Sensitive Deposits
(in millions)
$2,000
$1,600
$1,200
$800
$400
$0
$1,217
$1,163
$1,146
$1,241
$1,485
$1,517
$1,706
$1,794
$1,818
1Q 13
3Q 13
1Q 14
3Q 14
1Q 15

Capital and TBV – 1Q15


12.0%
Tangible Book Value
10.0%
8.0%
6.0%
4.0%
9.15%
9.22%
6.83%
7.53%
7.04%
7.27%
7.42%
10.26%
7.07%
2Q 13
4Q 13
2Q 14
4Q 14
Proforma

- Steady capital levels (proforma) despite having a balance sheet much more centered in cash and securities
- TCE at 1Q15 includes effect of the capital raise but not the incremental assets
- Confident in our TCE build over the coming quarters and anticipate surpassing 8.0% before 4Q16

- Breakout on TBV growth in the last few quarters
- Proforma TBV for 1Q15 of $11.77 per share is 14.2% higher than 1Q14


$14.0
Tangible Book Value
$11.5
$9.0
$6.5
$4.0
$10.29
$10.23
$10.39
$10.31
$10.26
$10.68
$10.99
$13.01
$11.77
2Q 13
4Q 13
2Q 14
4Q 14
Proforma

Proforma data shown here assumes $39.9 million of combined intangible assets on pending acquisitions and $1.25 billion of incremental assets.